UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2018

Everspin Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37900	26-2640654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5670 W. Chandler Blvd.

Suite 100

Chandler, Arizona 85226

(Address of principal executive offices, including zip code)

(480) 347-1111

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☑

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2018, the Board of Directors of Everspin Technologies, Inc. appointed Geoffrey G. Ribar as a member of the Board, effective December 3, 2018. Mr. Ribar will serve until Everspin’s 2019 Annual Meeting of Stockholders or until his successor is duly elected and qualified. In addition, Mr. Ribar was appointed as a member of the Audit Committee and the Compensation Committee.

Mr. Ribar will receive compensation as a non-employee director of Everspin as follows: (a) an annual retainer of $48,000; and (b) an initial stock option grant of 30,000 shares with an exercise price of $6.90, which is equal to the fair market value of a share of Everspin common stock on December 3, 2018, the date of grant, and vests monthly over three years provided he continues to serve with Everspin. Mr. Ribar is also eligible to be granted equity awards under Everspin’s equity compensation plans, which may be granted to non-employee directors from time to time.

In addition, Everspin will enter into its standard indemnification agreement with Mr. Ribar.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everspin Technologies, Inc.

Dated: December 7, 2018	By:	/s/ Jeffrey Winzeler
Jeffrey Winzeler
Chief Financial Officer